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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2004

APEX SILVER MINES LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands, British West Indies	1-13627	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Walker House Mary Street George Town, Grand Cayman Cayman Islands, British West Indies	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (345) 949-0050

No Change
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

        Apex Silver Mines Limited (the "Company") completed on April 1, 2004 the offering of $50 million principal amount of 2.875% Convertible Senior Subordinated Notes due 2024 pursuant to the exercise of the option by the initial purchasers. The Company completed the sale of $150 million principal amount of 2.875% Convertible Senior Subordinated Notes due 2024 on March 16, 2004. The notes were sold to qualified institutional buyers pursuant to Rule 144A and non-U.S. persons pursuant to Regulation S, under the Securities Act of 1933, as amended (the "Securities Act").

        The Company plans to use the $48.2 million in net proceeds (net of commissions) from the offering to finance a portion of the construction and development of its San Cristobal project, to advance evaluation of exploration properties and for other general corporate purposes. The exercise of this option brings the total gross and net proceeds from the completed offering to $200 and $193 million, respectively.

        The notes and the ordinary shares issuable upon conversion of the notes have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States, absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Description
4.1	Form of Global Note, dated April 1, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date: April 2, 2004

Apex Silver Mines Limited
By:	/s/ KEITH R. HULLEY Keith R. Hulley Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Global Note, dated April 1, 2004.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX